CONTACT:
Norris Battin
nbattin@usa.net

FOR IMMEDIATE RELEASE

             THE COOPER COMPANIES REPORTS FIRST QUARTER 2000 RESULTS

    TORIC CONTACT LENS REVENUE DRIVES STRONG TOP LINE GROWTH AT COOPERVISION
        COOPERSURGICAL CONTINUES WOMEN'S HEALTHCARE MARKET CONSOLIDATION

LAKE FOREST, Calif., Feb. 23, 2000 -- The Cooper Companies, Inc. (NYSE/PCX: COO) today reported results for its fiscal first quarter ended January 31, 2000:

         Revenue $40.4 million, 16 percent above first quarter 1999.

         Earnings per share from continuing operations 34 cents versus 18 cents in first quarter 1999, an 89 percent increase. Trailing twelve months' earnings per share $1.70.

         Cash flow per share (pretax income from continuing operations plus depreciation and amortization) 65 cents, up from 40 cents in first quarter 1999. Trailing twelve-month cash flow per share $3.08.

Commenting on Cooper's first quarter results, A. Thomas Bender, chief executive officer said, "At CooperVision (CVI), our contact lens business, U.S. revenue growth was particularly strong, up 26 percent, with our toric lenses that correct astigmatism leading the way, up 28 percent to $13.3 million.

"Globally, we continue to gain significant market share as CVI grew its worldwide core business 18 percent, more than three times the estimated growth of the worldwide contact lens market. Consistent double-digit revenue growth and penetration in high value added markets differentiates CVI from the other players in the market.

"At CooperSurgical (CSI), our women's healthcare medical device business, we completed the acquisitions of products from BEI Medical Systems, Inc. and Leisegang Medical, Inc. With these acquisitions, we expect CSI's annualized revenue to approach $50 million, giving it significant scale. CSI revenue increased 17 percent in the quarter with operating income up 67 percent. Operating margin grew to 17 percent, and we expect to approach 20 percent by year end, after we have completed the integration of Leisegang."



                                  (more, more)                            Page 1

BUSINESS UNIT P&L HIGHLIGHTS ($'S MILLIONS)

--------------------------------------------------------------------------------
                       THREE MONTHS ENDED JANUARY 31, 2000
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                   Revenue                                           Operating Income
----------------------------------------------------------------------------------------------------
                                           %                             %      %Revenue    %Revenue
                      2000      1999      Inc.       2000      1999     Inc.      2000        1999
                      ----      ----      ----       ----      ----     ----      ----        ----
CVI                   $32.0    $27.8      15%        $8.3      $6.2     34%        26%        22%
CSI                     8.4      7.2      17%         1.4        .9     67%        17%        12%
                        ---      ---                  ---        --
Subtotal               40.4     35.0      16%         9.7       7.1     38%        24%        20%
HQ Expense              -        -                   (1.5)     (1.2)   N/A
                                                     ----      ----
TOTAL                 $40.4    $35.0      16%        $8.2      $5.9     40%        20%        17%
                      =====    =====                 ====      ====
----------------------------------------------------------------------------------------------------



COOPERVISION (CVI) FIRST QUARTER 2000 PERFORMANCE HIGHLIGHTS


REVENUE ANALYSIS ($'S MILLIONS)

                    Segment                  Q1 2000        % Total        Revenue Growth vs.
                    -------                  -------        -------        -----------------
                                                                               Q1 1999
                                                                               -------
                    U.S.                      $20.2            63%              26%

                    International              10.5            33%               5%
                                              -----           ---
                    CORE BUSINESS              30.7            96%              18%

                    OEM                         1.3             4              (28%)
                                              -----           ---
                    Total                     $32.0           100%              15%
                                              =====           ===


CVI's worldwide core contact lens business--all revenue except our lower margin OEM sales to other contact lens manufacturers--grew 18 percent in the fiscal first quarter. Revenue in the U.S., approximately two-thirds of our worldwide core contact lens business, grew a healthy 26 percent as the disposable-planned replacement (DPR) sphere and toric product lines together grew a robust 42 percent.

International core revenue--sales in countries outside the United States plus exports from the U.S.--grew 5 percent during the quarter. Sales to other contact lens manufacturers declined as expected, off 28 percent from last year's first quarter.

"Although we experienced slower sales growth in our markets outside of North America this quarter," Bender added. "I expect double-digit growth overseas for the remainder of the year the year, because EXCEL toric and our new value added spherical lens products have now been introduced in most major markets."

CooperVision's gross margin improved to 69 percent in the first quarter of 2000 from 63 percent in the first quarter of 1999, a function of favorable sales mix and ongoing manufacturing efficiencies.


                                  (more, more)                            Page 2

"We believe," said Bender, "that CVI extended its U.S. toric market leadership during the first quarter and that we have more than 30 percent of that market. CVI's total U.S. toric lens business grew 28 percent in the first fiscal quarter while the toric market was growing only about 5 percent."

During the first fiscal quarter, sales of CVI's disposable-planned replacement
(DPR) torics grew 36 percent in the U.S. as Preference Toric, CVI's premium toric brand, and Frequency 55 Toric, positioned at a lower price point, together showed strong results.

CVI's spherical DPR products in the U.S., especially Frequency 55 sphere, also performed well in the current quarter. Their revenue grew about $1.7 million year to year, nearly matching the growth most recently reported by the second strongest competitor in the market.

Together, CVI's DPR spheres and torics grew 48 percent during the fourth calendar quarter audit period and now account for over 70 percent of CVI's U.S. business.

In Japan, CVI's partner, Rohto Pharmaceuticals, Inc., continued to roll out CVI's conventional spherical and toric lenses under the Rohto i.Q trade name. Rohto has submitted a lens material that will allow lenses to be replaced quarterly (equivalent to the Preference product line in the U.S.) to Japanese regulatory authorities and anticipates late 2000 introduction of this product. Clinical trials continue in Japan on the two-week Frequency material. Rohto expects to launch Frequency spheres, torics and the new aspheric lenses during 2001.

NEW PRODUCTS

During the first quarter, CVI continued to introduce Frequency Aspheric in the U.S. The optical properties of this lens help improve visual acuity in low light situations and correct low degrees of astigmatism without the need for a toric lens. "This product is exceeding expectations," said Bender, "and we are excited about its prospects. We believe that many practitioners and optical chains will switch from traditional commodity disposable spheres to Frequency Aspheric and other value added disposable products."

CVI also recently introduced Encore, its cast molded toric lens that will compete in the disposable (two-week) toric segment. In March, four major optical chains will introduce Encore into about 1,500 retail outlets.

"Our analysis of the two-week disposable toric segment where Encore will compete, "said Bender," indicates that the two competitive brands now in that space generated revenue of about $5.6 million during most recent quarterly audit period, achieving toric market penetration of about 13 percent. For the full calendar year, their combined market share was about 8 percent, up from about 3 percent in 1998. We believe that Encore will be a very strong entry into this segment."



                                  (more, more)                            Page 3

CVI continues clinical trials on a high performance monthly planned replacement bifocal lens. "Any bifocal product we introduce," Bender noted, "must first hurdle our stringent performance requirements. We must see a high level of success in patients who have been wearing the product for six months or longer."

Commenting on CVI's outlook for fiscal 2000 Bender said, "The strength of our disposable-planned replacement sphere and toric business, coupled with the U.S. introduction of Encore and the introduction of our toric products in Europe should enable us to achieve revenue growth in the high teens range for the year."


COOPERVISION'S PERFORMANCE IN THE 1999 U. S. CONTACT LENS MARKET

                  The U.S. Contact Lens Market and CooperVision
          Revenue Growth and Market Shares Estimates by Market Segment
                             Calendar Year 1999(1)
--------------------------------------------------------------------------------
        (Dollars in millions, growth percentage changes 1999 versus 1998)
--------------------------------------------------------------------------------

              Market Segment                Market     Value         CVI      CVI Market   CVI Market Share
                                             Value    Growth       Revenue      Market        Point Change
                                                                    Growth      Share
------------------------------------------------------------------------------------------------------------
DPR(2) Spheres                               $739.9     1%           35%          2%              +.6
------------------------------------------------------------------------------------------------------------
Total Spheres                                $863.7    -2%            9%          4%              +.3
------------------------------------------------------------------------------------------------------------
DPR Torics                                   $113.9    21%           41%         34%             +4.7
------------------------------------------------------------------------------------------------------------
Total Torics                                 $193.1     5%           27%         28%             +5.0
------------------------------------------------------------------------------------------------------------
Total U. S. Contact Lenses                 $1,091.1     2%           20%          8%             +1.2
------------------------------------------------------------------------------------------------------------

(1)Source: independent market research data and CooperVision revenue for calendar 1999.
(2)Disposable-Planned Replacement

Market research data for calendar 1999 indicates that the total U.S. contact lens market grew 2 percent, generating approximately $22 million of incremental revenue. CooperVision captured about $14 million of this, nearly 64 percent of the growth.

Total spherical lenses declined 2 percent, while total toric lenses, CVI's major U.S. product line, increased 5 percent and now represent 18 percent of the total contact lens market. In the rapidly growing disposable-planned replacement (DPR) toric lens segment, up 21 percent during 1999, CVI gained 4.7 share points and now holds over one-third of the this market, as CVI's revenue here increased 41 percent. CVI believes that it is the leading supplier of toric contact lenses in the U.S.

U.S. sales of all DPR lenses--torics and spheres together--grew about 7 percent in 1999. CVI's revenue for these products grew 39 percent during the calendar year. DPR lenses now represent over 75 percent of its worldwide revenue.

                                  (more, more)                            Page 4

In 1999, CVI's market share grew in every major U.S. and Canadian market segment where it competes. CVI estimates that its U.S. contact lens market share is now about 8 percent, with most of its growth coming from highly differentiated, high margin products in fast growing market segments.

CVI OUTSIDE THE U.S.

During the first quarter, CVI's Canadian, Italian and Scandinavian business units performed well and the roll out of new products continues in Europe. These include CVI's line of toric lenses, the Frequency Aspheric lens and Frequency 55 UV, which contains an ultra violet light-blocking agent. In November, CVI introduced its cast molded toric product--called Frequency EXCEL--in Europe. EXCEL is now available in every European market except France, where we anticipate an April introduction. We estimate that during 1999 we held our share of the European market and anticipate improved share as we expand the launch of our toric lens products.

COOPERSURGICAL (CSI)

Revenue at CSI, Cooper's women's healthcare medical device business, grew 17 percent over the comparable quarter in 1999 to $8.4 million with an operating margin of 17 percent, up from 12 percent in last year's first quarter.

CSI continues to execute its market consolidation strategy and believes that it is the largest player in the in-office gynecological device segment. At the end of January, CSI completed the acquisition of Leisegang Medical, Inc., its second acquisition in the past two months. CSI has completed the integration of the products acquired in December from BEI Medical Systems Corporation--well-known brands of uterine manipulators and other niche products for the gynecologist's office.

Sales of the FemExam pH and Amines TestCard System--a rapid, economical point of care diagnostic test used to help determine if a vaginal infection is bacterial or fungal--are meeting expectations following the recent receipt of reimbursement codes and guidelines from the Health Care Financing Administration and the marketing alliances announced last year.

For calendar 2000, CSI expects revenue to approach $50 million with an operating margin of about 20 percent by year end, after we complete the integration of Leisegang.

REPORTING ON THE COSTS OF START-UP ACTIVITIES

In April 1998, The American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Cost of Start-up Activities." The SOP broadly defines start-up activities and requires companies to expense them as incurred, effective for fiscal years beginning after December 15, 1998. Cooper has, as required, adopted the SOP in the first quarter of fiscal year 2000 and reported an after tax charge of $432,000 as a cumulative effect of a change in accounting principles. Our previous policy had been to defer start-up activities and amortize them over future periods.



                                  (more, more)                            Page 5

EARNINGS PER SHARE

All per share amounts in this report are diluted per share amounts.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, and other factors described in Cooper's Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 1999.

Cooper cautions investors not to rely unduly on forward-looking statements. They reflect our analysis only on their stated date or the date of this press release.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. CooperVision, Inc., headquartered in Lake Forest, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Hamble, England, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., headquartered in Shelton, Conn., with manufacturing facilities in Berlin, Germany and near Montreal, Canada, markets diagnostic products, surgical instruments and accessories for the gynecological market. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. Cooper's web address is www.coopercos.com.

Frequency Excel'TM', Encore'TM', FemExam'r' pH and Amines TestCard'TM' System, Frequency'r' and Preference'r' are trademarks of The Cooper Companies, Inc., its subsidiaries or affiliates.

                          [FINANCIAL STATEMENTS FOLLOW]


                                  (more, more)                            Page 6

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statements of Income
                    (In thousands, except earnings per share)
                                   (Unaudited)



                                                                                          Three Months Ended
                                                                                                January 31,
                                                                                      ----------------------------
                                                                                         2000               1999
                                                                                      ----------        ----------
Net sales                                                                                $40,404           $34,959
Cost of sales                                                                             13,772            13,416
                                                                                        --------          --------
Gross profit                                                                              26,632            21,543
Selling, general and administrative expense                                               16,764            14,222
Research and development expense                                                             648               461
Amortization of intangibles                                                                  980               957
                                                                                        --------          --------
Income from operations                                                                     8,240             5,903
                                                                                        --------          --------
Interest expense                                                                           1,381             1,849
Other income, net                                                                            400                34
                                                                                        --------          --------
Income from continuing operations before income taxes                                      7,259             4,088
Provision for income taxes                                                                 2,432             1,447
                                                                                        --------          --------
Income from continuing operations                                                          4,827             2,641
Discontinued operations                                                                       --             1,258
                                                                                        --------          --------
Income before cumulative effect of change in accounting principles                         4,827             3,899
Cumulative effect of change in accounting principles                                        (432)               --
                                                                                        --------          --------
Net income                                                                              $  4,395          $  3,899
                                                                                        ========          ========

Diluted earnings per share:
   Continuing operations                                                                $   0.34          $   0.18
   Discontinued operations                                                                    --              0.09
   Cumulative effect of change in accounting principles                                    (0.03)               --
                                                                                        --------          --------
Earnings per share                                                                      $   0.31          $   0.27
                                                                                        =========         ========

Number of shares used to compute earnings per share                                       14,359            14,668
                                                                                        ========          ========






                                  (more, more)                            Page 7

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                              January 31,                    October 31,
                                                                  2000                           1999
                                                              -----------                    ----------


                                     ASSETS
Current assets:
   Cash and cash equivalents                                 $    2,682                       $  20,922
   Trade receivables, net                                        28,513                          26,792
   Inventories                                                   40,208                          33,430
   Deferred tax asset                                            14,301                          11,638
   Other current assets                                           6,970                           7,679
                                                             ----------                      ----------
       Total current assets                                      92,674                         100,461
                                                             ----------                      ----------
Property, plant and equipment, net                               42,211                          40,319
Intangibles, net                                                 95,056                          80,518
Deferred tax asset                                               52,414                          56,519
Other assets                                                      7,579                           8,056
                                                             ----------                       ---------
                                                               $289,934                        $285,873
                                                             ==========                       =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt                                              $    5,128                      $    4,888
Other current liabilities                                        39,386                          37,008
                                                             ----------                      ----------
       Total current liabilities                                 44,514                          41,896
                                                             ----------                      ----------
Long-term debt                                                   57,455                          57,067
Other liabilities                                                19,642                          22,767
                                                             ----------                      ----------
       Total liabilities                                        121,611                         121,730
                                                             ----------                      ----------
Stockholders' equity                                            168,323                         164,143
                                                             ----------                      ----------
                                                              $ 289,934                        $285,873
                                                             ==========                      ==========





                                      ####

                          STATEMENT OF DIFFERENCES


The trademark symbol shall be expressed as..............................'TM'
The registered trademark symbol shall be expressed as...................'r'